First Quarter Fiscal 2025 Earnings Review September 5, 2024

SAFE HARBOR STATEMENT This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2025 in connection with our multiyear Global Restructuring Program and planned and completed dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; (xii) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xiii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiv) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xv) other factors detailed from time to time in our filings with the SEC. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances. NON-GAAP MEASURES In this presentation, Wiley provides the following non-GAAP performance measures:  Adjusted Revenue  Adjusted Earnings Per Share (“Adjusted EPS”);  Free Cash Flow less Product Development Spending;  Adjusted Operating Income and margin;  Adjusted EBITDA and margin;  Organic revenue; and  Results on a constant currency (“CC”) basis. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2025 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP. 2

3 Wiley enables the creation of knowledge and its application in science, learning, innovation, and other critical areas of the knowledge economy The Knowledge Company

Q125 Earnings Presentation .pptx 4 Wiley Today Full Year 2024* RESEARCH LEARNING Business Focus Publishing and Knowledge Solutions Publishing and Knowledge Solutions Reporting Lines Research Publishing & Research Solutions Academic & Professional Knowledge Verticals Science, Technical, Medical, Scholarly Business, Technology, Science, Engineering Products Journals, publishing and audience solutions, content licensing and platforms Books, courseware, assessments, and content licensing Total Adj. Revenue $1,043M $574M % of Wiley Revenue 64% 36% % Digital and Services 96% 59% % Recurring 68% 11% Segment Adj. EBITDA Margin 31.8% 34.9% *Excludes all businesses held for sale or sold

Q125 Earnings Presentation .pptx 5 Executive Summary Delivered strong year-over-year financial performance driven by solid growth in Research Publishing, AI- related demand for Learning content, and continued execution of the Value Creation Plan Executed second GenAI rights project; interest continuing from other AI providers Closed third and final divestiture and actioned remaining $40M of $130M cost savings program Rewarded shareholders with increased dividend (31 consecutive years) and share repurchases Measurable elevation of Wiley culture and colleague engagement, setting us up for continued success

Executing on our Fiscal 2025 Objectives

OBJECTIVE	Q1 STATUS	Q1 PROGRESS
Drive recovery and growth in Research	✓	• Delivered 4% growth in Research Publishing fueled by strong execution and favorable demand trends • Delivered growth across key areas, including gold open access and multi-year institutional models
Move decisively on AI opportunities	✓	• Executed a second content rights project valued at $21 million; $17 million realized in Q1 • Interest continuing from other AI providers • Wiley cited by Salesforce in recent earnings call as one of their first deployments in their AI platform trial for customer support
Drive performance and profit improvement through Value Creation Plan	✓	• Actioned the remaining $40M of $130M cost savings program • Closed on *CrossKnowledge* divestiture (after quarter closed)

WILEY

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Q125 Earnings Presentation .pptx 7 First Quarter Performance  GAAP Revenue impacted by divested businesses and held for sale performance  Adjusted Revenue growth driven by recovery and growth in Research Publishing, GenAI content rights project in Learning, and core growth in Academic  GAAP EPS loss mainly due to a non-cash income tax adjustment as a consequence of US valuation allowance related to our divested businesses. Improvement due to favorable comparison to prior year impairment and restructuring charges  Adjusted EBITDA growth driven by revenue performance and cost savings program  Adjusted EPS growth further augmented by accrued interest from divestitures GAAP Revenue ▼10% $404M Adj. Revenue* ▲6% $390M GAAP EPS ▲$1.64 ($0.03) Adj. EPS* ▲74% $0.47 Adj. EBITDA* ▲22% $73M *Adjusted Revenue, Adjusted EPS, and Adjusted EBITDA performance excludes businesses held for sale or sold. Adjusted numbers exclude impact of foreign exchange Q1 Summary

Q125 Earnings Presentation .pptx 8 Research Growth Trends and Execution Global R&D Spend Article Submissions Article Output +8% Key macro indicator and driver of research publishing output Source: Research World 2024 Projection ($2.53T) vs. 2022 Projection +18% Key demand indicator signaling robustness of research ecosystem, enduring draw of Wiley journals, and execution Both mature and high growth markets performing well Source: Wiley Q1 vs. Prior Year +6% Key revenue driver, important for both institutional licenses and Gold OA Wiley publishes only ~30% of the submissions it receives Source: Wiley Q1 vs. Prior Year

Q125 Earnings Presentation .pptx 9 AI Leadership Wiley Licensing Principles 1. Content licensing is not a new or AI-specific activity for us – it is core to our mission 2. We have a responsibility to engage with AI developers 3. Quality and accuracy are essential - AI models should be trained on high-quality, authoritative content  4. The rights of authors and other copyright holders must be protected 5. Copyright holders should receive fair compensation when their IP is used, consistent with contractual arrangements 6. We help authors, societies, and associations successfully navigate AI AI Growth: IP Licensing Stage 1 Leverage Wiley’s broad, high-quality catalog to train GenAI models Stage 2 Drive toward recurring licensing arrangements with model builders, application developers, and R&D- centric corporates

VCP and Reinvestment Segment Performance Outlook

Q125 Earnings Presentation .pptx 11 Value Creation Plan and Reinvestment Plans Q1 Progress Divest non-core assets • Closed third and final divestiture, CrossKnowledge • Rolled off TSA for Wiley Edge and divested India operation Right size and optimize • Actioned remaining $40M of $130M VCP run rate savings program • $60M of incremental savings benefit to be realized in-year Fiscal 2025 • Reinvesting half the savings to drive incremental growth and margins • Expect to deliver additional cost savings and efficiency gains beyond the $130M program as we drive toward further margin expansion beyond Fiscal 2026 Reinvest in sustainable, high-margin growth 1. Grow Publishing Volumes: expand journal portfolio, refer & transfer, and editorial capacity 2. Optimize Go To Market: deliver marketing enhancements to drive author engagement and retention 3. Expand AI Licensing Capabilities: enhance content inventory and delivery; build up business development team 4. Advance Research Publishing Platform: migrate journals to end-to-end workflows and platforms 5. Modernize Backoffice and Enterprise Apps: improve speed and productivity; decommission systems

Q125 Earnings Presentation .pptx 12 Research Performance (millions) Q1 2025 Change Change CC Research Publishing $231 4% 4% Research Solutions $34 (1%) (1%) Total Revenue $265 3% 3% Adjusted EBITDA $78 1% 1% Adjusted EBITDA Margin 29.3% Q1 Summary  Research Publishing delivering robust submission and output growth, strong gold open access performance and growth from institutional models  Research Solutions recovering with advertising and recruiting conditions stabilizing  Adjusted EBITDA growth due to revenue performance partly offset by investments in technology; Adj. EBITDA Margin of 29.3% vs. 29.8% in prior year period

Q125 Earnings Presentation .pptx 13 Learning Performance (millions) Q1 2025 Change Change CC Academic $60 24% 24% Professional $64 5% 5% Total Revenue $124 14% 14% Adjusted EBITDA $34 60% 60% Adjusted EBITDA Margin 27.2% Q1 Summary  Revenue growth (+14%) driven mainly by GenAI project and digital courseware growth in Academic  Excluding the AI project, Learning revenue declined 1% in a seasonally small quarter  Adjusted EBITDA growth mainly due to revenue growth, namely the GenAI project; Adj. EBITDA Margin of 27.2% vs. 19.4% in prior year period

Q125 Earnings Presentation .pptx 14 Reaffirming Fiscal 2025 Guidance • Adjusted Revenue – expected growth driven by favorable demand trends and strong performance indicators • Adjusted EBITDA – expected margin expansion driven by revenue growth and cost savings while reflecting reinvestments to scale and optimize Research, modernize infrastructure and expand GenAI content licensing, capabilities, and product development. • Adjusted EPS – expected growth driven by higher expected Adjusted Operating Income and accrued interest income from divestitures offsetting higher interest and tax expense. • Free Cash Flow – expected growth driven by lower restructuring payments and favorable working capital partially offset by higher capex and year-over- year swing in incentive compensation payments. Projected capex of $130 million compared to $93 million in Fiscal 2024 driven by acceleration of Research Publishing platform work and infrastructure modernization. Metric (Millions, except EPS) Fiscal 2024 Results Fiscal 2025 Outlook Adjusted Revenue* $1,617 $1,650 to $1,690 Research $1,043 Low-to-mid-single digit growth Learning $574 Low-single digit growth Adjusted EBITDA* $369 $385-$410 Adjusted EBITDA Margin* 22.8% 23-24% Adjusted EPS* $2.78 $3.25 to $3.60 Free Cash Flow $114 Approx. $125

Q125 Earnings Presentation .pptx 15 Strong Financial Position and Capital Allocation $32M $29M • Free Cash Flow use of $107 million vs. $106 million in prior year. FCF historically a use through 1H due to timing of annual journal subscription receipts.  Capex of $18M vs. $24M in prior year period. Wiley expects to ramp up capex in FY25 for its Research platform and enterprise application modernization projects.  M&A: Focused on closing out the divestitures. CrossKnowledge divestiture recently closed.  Dividends: Raised dividend for 31st consecutive year (~3% yield)  Share Repurchases: Acquired approximately 295K shares for ~$13M at an average cost of $42.34/share  Leverage: Net Debt-to-EBITDA (ttm) of 2.0 compared to 1.9 prior year (1.7 at April year-end) Dividends and Repurchases Q1 Allocation FY24 FY25

Summary

Q125 Earnings Presentation .pptx 17 Key Takeaways Delivered strong year-over-year financial performance driven by solid growth in Research Publishing, AI- related demand for Learning content, and continued execution of the Value Creation Plan Executed second GenAI rights project; interest continuing from other AI providers Closed third and final divestiture and actioned remaining $40M of $130M cost savings program Rewarded shareholders with increased dividend (31 consecutive years) and share repurchases Measurable elevation of Wiley culture and colleague engagement, setting us up for continued success Reaffirming Fiscal 2025 guidance; on track to deliver Fiscal 2026 targets

Thank you for joining us Investor website at https://investors.wiley.com/ Contact: Brian Campbell brian.campbell@wiley.com +1 (201) 748-6874

Appendix – US GAAP to Non-GAAP EPS Reconciliation

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION [1] [2]
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Loss per Share to Non-GAAP Adjusted EPS

	Three Months Ended July 31, 2024	Three Months Ended July 31, 2023
US GAAP Loss Per Share - Diluted	$ (0.03)	$ (1.67)
Adjustments:		
Impairment of goodwill	-	0.43
Restructuring and related charges	0.06	0.16
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(0.05)	-
Amortization of acquired intangible assets [4]	0.20	0.23
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale [5]	(0.09)	1.17
Held for Sale or Sold segment Adjusted Net Loss (Income) [5]	0.04	(0.07)
Income tax adjustments	0.33	-
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation [6]	0.01	0.02
Non-GAAP Adjusted Earnings Per Share - Diluted	$ 0.47	$ 0.27

Reconciliation of US GAAP Income (Loss) Before Taxes to Non-GAAP Adjusted Income Before Taxes

(amounts in thousands)	Three Months Ended July 31, 2024	Three Months Ended July 31, 2023
US GAAP Income (Loss) Before Taxes	$ 23,003	$ (106,723)
Pretax Impact of Adjustments:		
Impairment of goodwill	-	26,695
Restructuring and related charges	3,870	12,123
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(2,591)	(6)
Amortization of acquired intangible assets [4]	12,969	16,668
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale [5]	(5,801)	75,929
Held for Sale or Sold segment Adjusted Loss (Income) Before Taxes [5]	2,519	(5,034)
Non-GAAP Adjusted Income Before Taxes	$ 33,969	$ 19,652

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

	2024	2023
US GAAP Income Tax Provision (Benefit)	$ 24,439	$ (14,459)
Income Tax Impact of Adjustments [7]		
Impairment of goodwill	-	2,697
Restructuring and related charges	749	2,936
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments [3]	(390)	(34)
Amortization of acquired intangible assets [4]	1,809	3,873
(Gains) losses on sale of businesses and impairment charges related to assets held-for-sale [5]	(925)	10,660
Held for Sale or Sold segment Adjusted Tax Benefit (Provision) [5]	372	(996)
Income Tax Adjustments		
Impact of valuation allowance on the US GAAP effective tax rate [8]	(18,030)	-
Non-GAAP Adjusted Income Tax Provision	$ 8,024	$ 4,677
US GAAP Effective Tax Rate	106.2%	13.5%
Non-GAAP Adjusted Effective Tax Rate	23.6%	23.8%

(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three months ended July 31, 2024 and 2023, we wrote off an additional $0.5 million and $0.9 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction gains (losses) on our Condensed Consolidated Statements of Net Loss.

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Loss. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Loss.

(5) On May 31, 2024, we completed the sale of Wiley Edge, which resulted in a pretax loss of $19.6 million (net of tax loss of $20.4 million). Prior to the disposition, in fiscal year 2024 we had recorded a held-for-sale impairment of $19.4 million for Wiley Edge. This resulted in an additional loss of $0.2 million in the three months ended July 31, 2024. In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of University Services of approximately $1.5 million, which resulted in a total pretax loss of $105.6 million (net of tax loss of $79.4 million). In the three months ended July 31, 2024, there was a reduction in the pretax loss on the sale of our Tuition Manager business of approximately $0.1 million, which resulted in a total net pretax loss of $1.4 million (net of tax loss of $1.0 million).

CrossKnowledge continues to be reported as held-for-sale, and we measured the business at the lower of carrying value or fair value less costs to sell. In the three months ended July 31, 2024, we reduced the held-for-sale pretax impairment by $4.4 million related to CrossKnowledge.

In the three months ended July 31, 2023, the loss on sale of a business is due to the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a pretax loss of approximately $2.0 million (net of tax loss of $1.6 million). In fiscal year 2024 while University Services, Wiley Edge, and CrossKnowledge continued to be reported as held-for-sale, we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $40.6 million for University Services and $33.3 million for CrossKnowledge in the three months ended July 31, 2023.

In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.0 million and 55.8 million for the three months ended July 31, 2024 and 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months ended July 31, 2024 and 2023, substantially all of the tax impact was from deferred taxes.

(8) In the three months ended July 31, 2024, there was an $18.0 million impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US.

WILEY

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Q125 Earnings Presentation .pptx 20 Appendix – Net Income to Adjusted EBITDA 2024 2023 Net Loss (1,436)$ (92,264)$ Interest expense 12,787 11,334 Provision (benefit) for income taxes 24,439 (14,459) Depreciation and amortization 37,253 43,728 Non-GAAP EBITDA 73,043 (51,661) Impairment of goodwill - 26,695 Restructuring and related charges 3,870 12,123 Foreign exchange (gains) losses, including the write off of certain cumulative translation adjustments (234) 1,620 (Gains) losses on sale of businesses and impairment charges related to assets held-for-sale (5,801) 75,929 Other (income) expense, net (782) 1,485 Held for Sale or Sold segment Adjusted EBITDA (2) 2,519 (6,521) Non-GAAP Adjusted EBITDA 72,615$ 59,670$ Adjusted EBITDA Margin 18.6% 16.3% Notes: JOHN WILEY & SONS, INC. SUPPLEMENTARY INFORMATION (1) RECONCILIATION OF US GAAP NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA (unaudited) Three Months Ended (1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission. (2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA. July 31,